                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into this 22nd day of September 1998, by and between Gerald E. Bisbee, Jr., Ph.D. (the "Executive") and ReGen Biologics, Inc. (the "Company").

         WHEREAS, the Company wishes to retain the services of Executive, and

         WHEREAS, the Executive desires to be employed by the Company,

         NOW, THEREFORE, in consideration of the promises and mutual agreements made herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

         1. Employment Term. The Company shall employ the Executive for consecutive one-year terms beginning on September 14, 1998. Either party shall have the right to terminate this Agreement by providing the other Party ninety
(90) days written notice.

         2. Employment Duties. Executive will serve as Chief Executive Officer and Chairman of the Board of Directors of the Company subject to the direction and control of the Board of Directors. Executive shall be fully responsible for all facets of the Company's operations, with all of the Company's employees reporting to Executive, either directly or indirectly.

         3.       Compensation.

                  (a) Base Annual Salary. The Company will pay Executive a base salary of $275,000 per annum, in equal bi-weekly installments. The Compensation Committee of the Board of Directors shall review Executive's base salary on January 1, 1999, and annually thereafter during its year-end compensation review.

                  (b) Performance Bonus. Beginning January 1, 1999, Executive may be eligible to receive a performance bonus of up to twenty-give
(25) percent of his annual base salary based on his achievement of performance objectives agreed to by the Executive and Company

         4.       Benefits.

                  (a) Executive will be entitled during the term of this Agreement to three (3) weeks paid vacation, ten (10) paid Company holidays, and sick leave benefits as provided by the Company's standard policies. Additionally, Executive shall be entitled during the term of this Agreement to
(i) health and disability benefits, (ii) participation in the Company-sponsored 401(k) program, and (iii) any other benefits that may be provided from time to time by the Company to its employees.

                  (b) The Company shall reimburse Executive for all reasonable expenses incurred in connection with the performance of his duties under the Agreement pursuant to the Company's standard business expense reimbursement policies.

                  (c) The Company shall provide Executive during the term of this Agreement the same level of coverage of directors and officers liability insurance that the Company extends to its other officers and directors.

                  (d) The Company shall reimburse Executive for the reasonable legal expenses that he incurred in connection with the drafting and execution of this Agreement. Additionally, the Company shall reimburse Executive for reasonable legal expenses up to $5,000 that he may incur in connection with the termination of this Agreement.

         5. Stock Options. By entering into this Agreement with Executive, the Company is granting Executive as of the date his employment commences options to purchase that number of shares of the Company's common stock equivalent to eight percent (8%) of the sum total (the "Total") of (i) all of the Company's issued and outstanding shares of common stock on the date hereof, plus (ii) the total number of shares of the Company's common stock issuable upon the exercise or conversion of any options, warrants, preferred stock or other securities convertible into or exchangeable for shares of the Company's common stock and which are outstanding on the date hereof, plus (iii) the total number of shares of the Company's common stock reserved for issuance as of the date hereof under any stock option plan, other employee benefit plan, contract or other agreement (such 8% of such sum Total, the "Aggregate Option Shares"). Such options shall have the following terms and conditions:

                  (a) All such options shall be granted upon employment with an exercise price of $1.45. All options may be exercised by Executive using cash or common stock of the Company as consideration for the exercise price. Any common stock tendered to the Company in the exercise of such options shall be valued at its fair market value on the date of exercise. At the request of Executive, the Company shall assist Executive in obtaining financing (which may be provided by the Company or from other sources) the proceeds of which shall be used in the exercise of such options.

                  (b) All options shall be subject to vesting prior to exercise. Except as otherwise provided herein in respect of the acceleration of vesting of any options, ten percent (10%) of the Aggregate Option Shares shall vest on the date six months from the date of this Agreement; an additional ten percent (10%) of the Aggregate Option Shares shall vest on the first anniversary date of this Agreement; and an additional twenty percent (20%) of the Aggregate Option Shares shall vest on each of the second, third, fourth and fifth anniversaries of the date of this Agreement, such that all options shall have vested by no later than the fifth anniversary hereof.

                  (c) All of the options that have not previously vested shall vest upon a change of control of the Company as defined in Section 8.

                  (d) The Company shall promptly enter into a written stock option agreement with Executive reasonably acceptable to both containing customary terms and conditions contained in option agreements for senior executives of development stage companies. Such agreement shall contain all requirements necessary for Executive's options to qualify as Incentive Stock Options for federal income tax purposes to the maximum extent permitted by law. The options contemplated by this Section 5 shall be issued under the company's current 1991 and/or 1993 stock option plans. If for any reason these options cannot be granted under those plans, the Company and its Board of Directors shall immediately adopt a new stock option plan that will permit the timely grant to the Executive of the options.

                  (e) The options shall expire on the date that is ten (10) years after the date of grant.

         6.       Commuting and Relocation Expenses.

                  (a) The Company shall reimburse Executive for the cost of his commuting to its offices in California up to $50,000 following the execution of this Agreement for up to twelve (12) months. For purposes of this Section, the Executive's reimbursable commuting expenses shall include the cost of transportation, lodging and meals.

                  (b) Should the Executive decide to relocate to California, where the Company is presently located, the Company shall pay all of the relocation expenses he actually incurs up to $100,000.

         7.       Termination.

                  (a) For Cause. Notwithstanding any other provision of this Agreement, the Company may terminate Executive's employment for cause at any time without notice. For purposes of this Agreement, "cause" shall mean the Executive's (i) commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty, or moral turpitude, or which, if proven in a court of law, would constitute a violation of a criminal code or other law; (ii) divulging the Company's Confidential Information (as defined in Section 10); or (iii) material breach of any material duty or obligation imposed upon the Executive by the Company. Should the Company reasonably determine that such "cause" exists, it shall inform Executive of such "cause" and afford him thirty (30) days following his receipt of written notice of the Company's "cause" finding and the facts underlying it, to cure the "cause." Executive's cure of such "cause" shall not be unreasonably rejected by the Company. Should Executive fail to cure the "cause," and the Company terminate him pursuant to this Section 7(a), the Company's obligations under this Agreement shall cease, and except as required by applicable law, Executive shall forfeit all rights to receive any other compensation or benefits under this Agreement, except that he shall be entitled to his base salary for services rendered through the effective date of termination. Additionally, Executive shall be entitled to any vested stock options.

                  (b) Without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate Executive's employment and this Agreement without cause by providing Executive ninety (90) days written notice, provided that in the event of such termination, Executive shall be entitled to all vested stock options to the date of notice, which may be exercised as defined in this Agreement, and continuation of his salary and Company-paid health and other welfare benefits for nine (9) months. Additionally, any stock option that would have vested in the nine (9) months after the effective date of Executive's termination will be accelerated to, and vest on, the effective termination date. Executive's vested stock options may be exercised ninety (90) days after the effective date of his termination. In the event that the Company decides to keep its principal place of business within California, such decision shall not be deemed a termination "without cause" within the meaning of this Paragraph.

                  (c) Material Change in Responsibilities. Notwithstanding any other provision of this Agreement, should the Company materially change Executive's responsibilities, Executive may provide the Company thirty (30) days written notice of his objection to such change. The Company shall be afforded thirty (30) days from receipt of such notice to respond to and cure Executive's objection(s). Should the Company fail to restore Executive's responsibilities in full during this thirty (30) day period, Executive shall be entitled to resign and such resignation for purposes of salary and benefit continuation and vesting, shall be treated as a termination without cause as defined in Section 7(b). For purposes of this Section, a "material change in responsibility" shall mean a material change in Executive's duties or authority.

         8.       Termination Due to Change in Control.

                  (a) Defined. For purposes of this Agreement, a "change in control" is: (1) the purchase or other acquisition by any person, entity or syndicate group of persons and/or entities within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13D-3 promulgated under such Act) of forty percent (40%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (2) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; (3) a liquidation or dissolution of the Company; (4) the sale of all or substantially all of the Company's assets; or (5) a change in three (3) or more members of the Board of Directors of the Company (excluding Executive) within a twelve (12) month period, which change results from a single (or related series of) shareholder vote(s).

                  (b) In the event that a change in control results in an involuntary termination of Executive through elimination of his position, Executive shall be entitled to all options which have vested or are otherwise due to vest pursuant to Section 5 of this Agreement, and continuation of his salary and Company provided health and other welfare benefits for nine (9) months as provided in Section 7(b).

                  (c)      In the event of Executive's termination pursuant to
Section 8(b), Executive may, at his sole option, elect to receive payment of his nine (9) months salary in the form of a lump sum distribution, less applicable withholdings, which shall be payable within twenty (20) days of the effective date of his termination.

         9. Disability. The Company may terminate the Executive in the event that he becomes disabled during the term of this Agreement. Executive shall be considered "disabled" within the meaning of this Section if he is unable because of accident or illness (physical or mental) to perform the material duties of his position for a period of six (6) consecutive months. Executive's termination pursuant to this Section shall be treated as a termination without cause as defined in Section 7(b).

         10. Confidentiality. In the course of performing his duties under this Agreement, Executive will have access to "Confidential Information." Executive agrees and acknowledges that this Confidential Information constitutes a valuable and unique asset of the Company and that its protection is of critical importance to the Company. To ensure that such Confidential Information is not disclosed or divulged to third persons, Executive agrees:

                  (a) that Confidential Information is owned by the Company and is to be held by Executive in trust and solely for the benefit of the Company;

                  (b) that he shall not in any way utilize such Confidential Information for the gain or advantage of Executive or others to the detriment of the Company; and

                  (c) that upon termination of this Agreement, he shall promptly return any and all such Confidential Information to the Company and shall continue to abide by the confidentiality provisions of this Section.

         For purposes of this Agreement, "Confidential Information" shall include, but not be limited to, information that has been created, discovered, developed or otherwise become known to the Company and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is or may become engaged. By way of illustration, but not limitation, Confidential Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees, and/or consultants.

         Executive further agrees that he will execute a mutually agreeable proprietary information and invention agreement as a condition of his employment.

         11.      Non-Solicitation.

                  (a) Executive agrees that during the term of this Agreement and for a nine (9) month period following his receipt of notice of his termination under this Agreement, he will not, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit business from any individual or entity that was a customer of the Company at any time during the six (6) month period immediately prior to Executive's termination of employment with the Company.

                  (b) Executive agrees that during the term of this Agreement and for a nine (9) month period following his receipt of notice of termination under this Agreement, he will not, directly or indirectly, without the prior written consent of the Company, solicit or induce any employee of the Company to leave the employ of the Company or hire for any purpose any employee of the Company.

         12. Notices. Any notice or communication under this Agreement will be in writing and sent by registered or certified mail addressed to the respective parties as follows:

                  If to the Company:   General Counsel
                                       ReGen Biologics, Inc.
                                       545 Penobscor Drive
                                       Redwood City, CA 94063

                  If to the Executive: Gerald E. Bisbee, Jr., Ph.D.
                                       110 Wellesley Drive
                                       New Canaan, CT 06840

         Executive shall notify the Company by certified mail of any change in his address, and thereafter, the Company shall forward any notices under this Agreement to Executive at such new address.

         13. Entire Agreement. This Agreement embodies the entire agreement of the Parties relating to Executive's employment and supersedes all prior agreements, oral or written. No amendment or modification of this Agreement shall be valid or enforceable unless made in writing and signed by the Parties.

         14. Government Law. This Agreement shall be governed and construed in accordance with the laws of California.

         15. Severability. Should one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, such provisions or portions thereof shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement or portions thereof shall nevertheless be valid, enforceable and remain in full force and effect.

/s/ Gerald E. Bisbee, Jr.          /s/ J. Richard Steadman
-----------------------------      ----------------------------------------
GERALD E. BISBEE, JR.              REGEN BIOLOGICS, INC.





                                    By: J. Richard Steadman, Co-Chairman
                                        -----------------------------------

9/22/98                             September 22, 1998
-----------------------------      ----------------------------------------
Date                               Date

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement ("Agreement") is effective as of September 12, 2000, by and between Gerald E. Bisbee, Jr., Ph.D. (the "Executive") and ReGen Biologics, Inc. (the "Company").

        WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 22, 1998 (the "Employment Agreement"); and

        WHEREAS, at a meeting of the Board of Directors of the Company on September 12, 2000, the Board of Directors unanimously approved amending the Employment Agreement to extend the term of the Executive's severance benefits.

        NOW, THEREFORE, in consideration of the promises and mutual agreements made herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

        1. Section 7(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

        (b) Without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate Executive's employment and this Agreement without cause by providing Executive ninety (90) days written notice, provided that in the event of such termination, Executive shall be entitled to all vested stock options to the date of notice, which may be exercised as defined in this Agreement, and continuation of his salary and Company-paid health and other welfare benefits for twelve (12) months. Additionally, any stock option that would have vested in the twelve (12) months after the effective date of Executive's termination will be accelerated to, and vest on, the effective termination date. Executive's vested stock options may be exercised ninety (90) days after the effective date of his termination. In the event that the Company decides to keep its principal place of business within California, such decision shall not be deemed a termination "without cause" within the meaning of this Paragraph.

        2. Section 8(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

        (b) In the event that a change in control results in an involuntary termination of Executive through elimination of his position, Executive shall be entitled to all options which have vested or are otherwise due to vest pursuant to Section 5 of this Agreement, and continuation of his salary and Company provided health and other welfare benefits for twelve (12) months as provided in
Section 7(b).

        3. Section 8(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

        (c) In the event of Executive's termination pursuant to Section 8(b), Executive may, at his sole option, elect to receive payment of his twelve (12) months salary in the form of a lump sum distribution, less applicable withholdings, which shall be payable within twenty (20) days of the effective date of his termination.





   /s/ Gerald E. Bisbee, Jr.              /s/ Brion Umidi
-------------------------------        -------------------------------------
GERALD E. BISBEE, JR.                   REGEN BIOLOGICS, INC.





                                      By: Brion Umidi, Chief Financial Officer
                                          ------------------------------------




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